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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-76105 and 333-72839), the Registration Statement on Form S-4 (No. 333-57987), and the Registration Statements on
Form S-8 (Nos. 333-59772, 33-64463, 333-29717, 333-61883, and 333-72839) of
Clear Channel Communications, Inc. of our report dated March 13, 2000 relating to the financial statements of AMFM Inc. (formerly Chancellor Media Corporation) and Subsidiaries, which appears in the Current Report on Form 8-K of Clear Channel Communications, Inc. dated on or about June 14, 2000.

PricewaterhouseCoopers LLP

Dallas, Texas
June 14, 2000